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                                                           EXHIBIT 10.77

                                  PROMISSORY NOTE



$550,219.77                                                    March 31, 1997

     FOR VALUE RECEIVED, on or before one (1) year from the date hereof ( the "Maturity Date"), the undersigned, Jerry W. Ballah (the "Maker"), promises to pay to the order of National Telephone & Communications, Inc., a Delaware corporation (the "Corporation") at 280 Main Street, Irvine, California 92614, or at such other place as the holder hereof may from time to time designate in writing, the principal, sum of five hundred fifty thousand two hundred nineteen dollars and seventy-seven cents ($550,219.77), or so much thereof as shall be advanced or readvanced and from time to time remain unpaid, plus interest on the principal balance thereof at a rate of five and eighty-three hundredths percentum (5.83%) per annum annually, which is the applicable federal rate for short-term debt instruments, as determined by the Internal Revenue Service in accordance with Section 1274(d) of the Internal Revenue code of 1986, as amended and in effect on the date hereof.

     The entire principal balance of this Note and all accrued and unpaid interest thereon, as well as all other costs, fees and charges payable hereunder, if any, shall be due and payable in full on the Maturity Date. Interest on this Note shall be calculated on a 360 day year, per diem basis. All payments hereunder shall be made in lawful currency of the United States and in immediately available funds.

     The term of this Note may be extended beyond the Maturity Date for one
(1) extension period of one (1) year (provided that if the initial public offering of the shares of the common stock of the Corporation has not been consummated prior to March 31, 1998, the extension period shall end on the first to occur of (i) March 31, 1999 or (ii) the date which is six (6) months after the closing of such initial public offering), provided that prior to obtaining such extension the Maker provides the holder of this Note with written notice of its election to extend at least twenty (20) days prior to the Maturity Date. In the event of the extension of the term of this Note in accordance with this paragraph, the entire principal balance of this Note and all accrued and unpaid interest thereon, and all other sums due hereunder, shall be due and payable in full on the last day of the extension period.

     Except as otherwise provided in the preceding paragraph, in the event that any payment of principal and/or interest is not actually received by the holder of this Note within ten (10) days of the date such payment is due, the Maker agrees to pay a late charge equal to five percent (5%) of the total
amount of the delinquent payment.   All payments received on this Note shall
be applied first to late charges, if any, then to interest and then to principal.

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     This Note may be prepaid, in whole or in part, at any time without penalty. Any partial prepayments hall not, however, relieve the Maker of the obligation to pay principal hereunder as and when the same would otherwise fall due.

     The Maker (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind with respect to this Note, (ii) agrees that the holder of this Note, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number of the aggregate period of such extensions, for the payment of any sums due hereunder, and (iii) to the extent not prohibited by law, waive the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability under this Note, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder.

     The Maker promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the of the principal of this Note or interest or other sums hereon when due, whether suit be brought or not.

     In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

     The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

     This Note shall be governed in all respects by the laws of California and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS:

/s/  Victor Streufert              /s/ Jerry W. Ballah
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                                   Jerry W. Ballah
                                   Maker

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